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                                                                    EXHIBIT 11.1

                       USDATA CORPORATION AND SUBSIDIARIES

EXHIBIT 11.1 - COMPUTATION OF PER SHARE EARNINGS
(in thousands, expect per share data)

                                                                                                  YEARS ENDED DECEMBER 31,
                                                                                         ------------------------------------------
                                                                                               1997            1996            1995
                                                                                         ------------------------------------------
Net earnings (loss):
   Continuing operations                                                                 $   (3,907)     $   (2,650)     $      760
   Discontinued operations                                                                      217           1,594             866
                                                                                         ------------------------------------------
      Net income (loss)                                                                  $   (3,690)     $   (1,056)     $    1,626
                                                                                         ==========================================

Weighted average common shares outstanding                                                   11,066          11,014           9,010

Common share equivalents                                                                         --              --           1,344
                                                                                         ------------------------------------------

Weigted average common shares and common share equivalents (if dilutive) outstanding         11,066          11,014          10,354
                                                                                         ==========================================

Net income (loss) per common share:
   Basic:
      Continuing operations                                                              $    (0.35)     $    (0.24)     $     0.08
      Discontinued operations                                                                  0.02            0.14            0.10
                                                                                         ------------------------------------------
         Net income (loss)                                                               $    (0.33)     $    (0.10)     $     0.18
                                                                                         ==========================================
   Diluted:
      Continuing operations                                                              $    (0.35)     $    (0.24)     $     0.08
      Discontinued operations                                                                  0.02            0.14            0.08
                                                                                         ------------------------------------------
         Net income (loss)                                                               $    (0.33)     $    (0.10)     $     0.16
                                                                                         ==========================================